UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Soliciting Materials Pursuant to §240.14a-12

Ecosphere Technologies, Inc.

 (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ecosphere Technologies, Inc.

3515 S.E. Lionel Terrace

Stuart, FL 34997

October 22, 2008

Dear Ecosphere Shareholder:

We have previously sent to you proxy material for the Annual Meeting of Shareholders of Ecosphere Technologies, Inc., to be held on November 13, 2008.  Your Board of Directors unanimously recommends that shareholders vote FOR all items on the agenda, including the proposed amendments to our Certificate of Incorporation.

Since approval of the amendments to our Certificate of Incorporation requires approval by holders of a majority of the outstanding shares, your vote is important, no matter how many or how few shares you may own.  If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

Patrick Haskell	Dennis McGuire
Chairman of the Board and	Co-Chief Executive Officer
Co-Chief Executive Officer

REMEMBER:

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.